EXHIBIT 23.1

We hereby consent to the inclusion of our audit report dated October 10, 2013 on the financial statements of Nightfood, Inc. for the years ended June 30, 2012 and 2013 in Amendment 1 to the Form S-1 Registration Statement dated February 18, 2014 to be filed with the US Securities and Exchange Commission.

/s/ Beckstead & Company

Beckstead & Company

February 18, 2014